Exhibit 99.3

Air Methods Corporation and Subsidiaries
Pro Forma Financial Information
(unaudited)

On August 1, 2011, Air Methods Corporation (the Company) acquired 100% of the outstanding common stock of OF Air Holdings Corporation and its subsidiaries, including Omniflight Helicopters, Inc. (together, Omniflight), for a cash purchase price of $200 million, subject to final determination of working capital, as defined in the merger agreement, as of the closing date. The accompanying unaudited pro forma combined balance sheet presents the historical financial information of the Company as of June 30, 2011, as adjusted for the acquisition of Omniflight, as if the acquisition had occurred on June 30, 2011.

The accompanying unaudited pro forma combined statements of income for the six months ended June 30, 2011, and the year ended December 31, 2010, combine the historical operations of the Company with the historical operations of Omniflight as if the transaction had occurred on January 1, 2010. Because Omniflight’s fiscal year-end was previously March 31, Omniflight’s historical statement of income for the year ended March 31, 2011, was combined with the Company’s statement of income for the year ended December 31, 2010, for purposes of the pro forma presentation for the year ended December 31, 2010. The accompanying unaudited pro forma combined statement of income for the six months ended June 30, 2011, combine the historical operations of the Company for the six months ended June 30, 2011 with the six months for Omniflight, including the three months ended March 31, 2011. These same three months are also included in the pro forma statement of income for the year ended December 31, 2010.

The acquisition was accounted for under the acquisition method of accounting whereby the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the effective date of the acquisition. The unaudited pro forma combined financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and Omniflight and preliminary estimates of fair values, which are subject to change pending a final analysis of the fair values and useful lives, as applicable. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements and notes thereto should be read in conjunction with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission.

Air Methods Corporation and Subsidiaries
Pro Forma Combined Balance Sheet
As of June 30, 2011
(Amounts in thousands)
(unaudited)

	Historical
	Air Methods Corporation	OF Air Holdings Corporation	Pro forma adjustments		Pro forma combined
	(Restated)
ASSETS

Current Assets:
Cash and cash equivalents	$43,197	15,715	-		58,912
Current installments of notes receivable	4	-	-		4
Receivables:
Trade	142,011	24,891	(1,000	)(g)	165,902
Other	2,399	360	-		2,759
	144,410	25,251	(1,000)		168,661

Inventories, including work-in-process on medical interiors and products contracts	30,612	2,454	1,940	(c)	35,006
Costs in excess of billings	719	-	-		719
Assets held for sale	1,551	43	-		1,594
Deferred income taxes	-	602	(602	)(l)	-
Prepaid and other current assets	15,716	3,124	(1,307	)(a)	17,533
Total current assets	236,209	47,189	(969)		282,429

Property and equipment:
Land	251	-	-		251
Flight and ground support equipment	285,941	81,403	(43,411	)(c)	322,795
			(1,138	)(i)
Buildings and other equipment	38,923	9,575	(6,553	)(c)	41,945
Capital lease assets	374,902	59,847	(31,588	)(c)	403,086
			(75	)(i)
	700,017	150,825	(82,765)		768,077
Less accumulated depreciation and amortization	(253,326)	(66,883)	66,883	(c)	(253,326)
Net property and equipment	446,691	83,942	(15,882)		514,751

Notes and other receivables, less current installments	119	-			119
Goodwill (net)	25,506	46,597	(46,597	)(d)	95,696
			70,190	(e)
Other intangible assets	-	31,202	(31,202	)(d)	72,900
			72,900	(e)
Other assets	15,575	8,192	1,705	(b)	25,472

Total assets	$724,100	217,122	50,145		991,367

					(Continued)

Air Methods Corporation and Subsidiaries
Pro Forma Combined Balance Sheet
As of June 30, 2011
(Amounts in thousands)
(unaudited)

	Historical
	Air Methods Corporation	OF Air Holdings Corporation	Pro forma adjustments		Pro forma combined
	(Restated)
LIABILITIES, PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Notes payable	$11,837	-	-		11,837
Current installments of long-term debt	33,590	189,494	(189,494	)(a)	43,590
			10,000	(b)
Current installments of obligations under capital leases	42,946	35,406	(1,125	)(i)	52,433
			(24,794	)(k)
Accounts payable	15,901	1,503	-		17,404
Other accrued liabilities	11,789	17,017	(2,325	)(a)	24,548
			(104	)(g)
			671	(h)
			(2,500	)(i)
Due to third-party payors	4,339	-	-		4,339
Accrued wages and compensated absences	12,208	6,623	-		18,831
Deferred income taxes	7,767	-	-		7,767
Billings in excess of costs	1,248	-	-		1,248
Deferred revenue	4,124	1,064	(896	)(g)	4,292
Total current liabilities	145,749	251,107	(210,567)		186,289

Long-term debt, less current installments	52,537	-	190,000	(b)	242,537
Obligations under capital leases less current installments	210,885	-	31,944	(k)	242,829
Deferred income taxes	34,851	11,506	(6,118	)(l)	40,239
Other liabilities	26,960	6,835	(102	)(a)	27,026
			(6,667	)(j)
Total liabilities	470,982	269,448	(1,510)		738,920

Preferred stock		187,937	(187,937	)(f)	-

Total stockholders' equity (deficit)	253,118	(240,263)	240,263	(f)	252,447
			(671	)(h)

Total liabilities, preferred stock, and stockholders' equity (deficit)	$724,100	217,122	50,145		991,367

See accompanying notes to unaudited pro forma combined financial statements.

Air Methods Corporation and Subsidiaries
Pro Forma Combined Statement of Income
For the Six Months Ended June 30, 2011
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Historical
	Air Methods Corporation	OF Air Holdings Corporation	Pro forma adjustments		Pro forma combined
	(Restated)
Revenue:
Flight revenue, net	$265,413	91,572	(2,197	)(g)	354,788
Medical interiors and products revenue	13,342	-	-		13,342
Other	3,312	320	-		3,632
	282,067	91,892	(2,197)		371,762

Operating expenses:
Flight centers	111,977	34,826	(2,197	)(g)	144,606
Aircraft operations	58,021	19,896	(41	)(i)	77,876
Aircraft rental	-	2,672	(11	)(i)	2,661
Cost of medical interiors and products sold	9,394	-	-		9,394
Depreciation and amortization	33,187	8,589	(2,276	)(c)	41,245
			(936	)(d)
			2,804	(e)
			(123	)(i)
Loss (gain) on disposition of assets, net	(26)	153	-		127
General and administrative	37,007	16,261	(625	)(j)	52,643
	249,560	82,396	(3,405)		328,551

Operating income	32,507	9,496	1,208		43,211

Other income (expense):
Interest expense	(8,821)	(14,566)	13,113	(a)	(12,582)
			(2,436	)(b)
			56	(i)
			72	(k)
Other, net	2,113	69	-		2,182

Income (loss) before income taxes	25,799	(5,001)	12,013		32,811

Income tax expense	(10,167)	(3,752)	1,163	(l)	(12,756)

Net income (loss)	$15,632	(8,753)	13,176		20,055

Basic income per common share	$1.24				1.59
Diluted income per common share	$1.22				1.57

Weighted average number of common shares outstanding:
Basic	12,633,222				12,633,222
Diluted	12,788,094				12,788,094

See accompanying notes to unaudited pro forma combined financial statements.

Air Methods Corporation and Subsidiaries
Pro Forma Combined Statement of Income
For the Year Ended December 31, 2010
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Historical
	Air Methods Corporation For the year ended December 31, 2010	OF Air Holdings Corporation For the year ended March 31, 2011	Pro forma adjustments		Pro forma combined
	(Restated)
Revenue:
Flight revenue, net	$533,852	171,346	(4,397	) (g)	700,801
Medical interiors and products revenue	22,447	-	-		22,447
Other	5,703	517	-		6,220
	562,002	171,863	(4,397)		729,468

Operating expenses:
Flight centers	216,092	68,036	(4,397	) (g)	279,731
Aircraft operations	114,109	35,475	(350	) (i)	149,234
Aircraft rental	-	5,135	(21	) (i)	5,114
Cost of medical interiors and products sold	15,776	-	-		15,776
Depreciation and amortization	63,636	17,993	(4,095	) (c)	80,082
			(2,814	) (d)
			5,608	(e)
			(246	) (i)
Loss (gain) on disposition of assets, net	(35)	(146)	-		(181)
General and administrative	69,226	29,418	(1,250	) (j)	97,394
	478,804	155,911	(7,565)		627,150

Operating income	83,198	15,952	3,168		102,318

Other income (expense):
Interest expense	(19,176)	(28,774)	25,613	(a)	(27,022)
			(5,051	) (b)
			126	(i)
			240	(k)
Other, net	3,934	(19)	-		3,915

Income (loss) before income taxes	67,956	(12,841)	24,096		79,211

Income tax benefit (expense)	(25,199)	110	(5,708	) (l)	(30,797)

Net income (loss)	$42,757	(12,731)	18,388		48,414

Basic income per common share	$3.42				3.87
Diluted income per common share	$3.39				3.84

Weighted average number of common shares outstanding:
Basic	12,496,513				12,496,513
Diluted	12,596,414				12,596,414

See accompanying notes to unaudited pro forma combined financial statements.

Air Methods Corporation and Subsidiaries
Notes to Pro Forma Combined Financial Statements
(unaudited)

(1)	Basis of Presentation

The accompanying unaudited pro forma combined financial statements are presented to reflect the acquisition of Omniflight by the Company using the acquisition method of accounting whereby the total estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the effective date of the acquisition.

The accompanying unaudited pro forma combined balance sheet presents the historical financial information of the Company, as of June 30, 2011, as adjusted for the acquisition of Omniflight, as if the transaction had occurred on June 30, 2011. The accompanying unaudited pro forma combined statements of income for the six months ended June 30, 2011, and the year ended December 31, 2010, combine the historical operations of the Company with the historical operations of Omniflight as if the transaction had occurred on January 1, 2010. Certain reclassifications have been made to the historical Omniflight financial statement presentation to conform to the Company’s basis of presentation.

These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The Company recorded approximately $250,000 in transaction costs related to the acquisition of Omniflight in its historical statement of income for the six months ended June 30, 2011, included in this pro forma presentation. In the year ending December 31, 2011, the Company expects to incur the following nonrecurring expenses relating to the acquisition and integration of Omniflight into the Company’s operations: approximately $1.1 million in additional transaction costs, $1.4 million in stay bonuses and severance for Omniflight employees, and $2.8 million related to the consolidation of Omniflight’s Part 135 Air Carrier Certificate into the Company’s certificate. These nonrecurring charges are not included in pro forma income statements included in this document.

(2)	Restatement – Accounting for Leases

The Company has restated most of its operating leases related to aircraft in its fleet that should have been classified as capital leases based upon certain provisions included in the aircraft lease agreements. Specifically, the leases have certain default clauses, including material adverse change, cross-default provisions and other provisions which are not objectively determinable or do not represent pre-defined criteria at the inception of the lease. As a result, the maximum consideration the Company could be required to pay the lessor in the event of a default is included in the lease payments for lease classification purposes at the inception of the lease. For these leases, the maximum consideration usually approximates or exceeds the cost of the aircraft at the inception of the lease and, when included in minimum lease payments for purposes of applying ASC 840-10-25-1(d) (i.e., the 90% test), results in capital lease classification, in accordance with the guidance for default covenants related to non-performance as discussed in ASC 840-10-25-14. The Company has made an accounting policy election to exclude the maximum consideration it could be required to pay the lessor in the event of default from the calculation of the present value of the minimum lease payments in measuring the capital lease asset and related obligation, since there is no likely scenario whereby an aircraft lessor would require the Company to pay the full stipulated loss value in the event of a non-performance-related default, and, therefore, this maximum consideration has a remote probability of payment.

Air Methods Corporation and Subsidiaries
Notes to Pro Forma Combined Financial Statements, continued
(unaudited)

(2)	Restatement – Accounting for Leases, continued

As a result of the restatement, the Company has recorded additional capital lease assets and related capital lease obligations on the consolidated balance sheets. The impact of deferred rent and unfavorable lease liability related to the acquisition of CJ System Aviation Group, Inc., (CJ) in 2007 was also reversed from other assets, other accrued liabilities, and other liabilities. Goodwill associated with the acquisition of CJ was revised to reflect capital lease classification and appropriate fair value measurement of CJ leases as of the acquisition date. The Company also adjusted its deferred income tax liability to take into account the temporary differences created to reflect the capital lease obligations and assets for financial reporting purposes. Lease payments related to these aircraft are now recognized as principal reductions in the capital lease obligations and interest expense, rather than as aircraft rental expense. The consolidated statements of income also include depreciation on the capital lease assets over the terms of the respective leases. Rental expense related to the few remaining aircraft operating leases has now been combined into aircraft operations in the consolidated statements of income, due to immateriality.

(3)	Fiscal Periods Presented

Prior to the acquisition, Omniflight’s fiscal year-end was March 31. In the accompanying unaudited pro forma combined statement of income for the year ended December 31, 2010, Omniflight’s historical statement of income for the year ended March 31, 2011, was combined with the Company’s statement of income for the year ended December 31, 2010. The unaudited pro forma combined statement of income for the six months ended June 30, 2011, includes the three months ended March 31, 2011, for Omniflight. These same three months are also included in the pro forma statement of income for the year ended December 31, 2010. Summarized operating information about the duplicated quarter is as follows:

Revenue	$44,539
Expenses	51,107
Net loss	(6,568)

(3)	Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

(a)	Record the retirement or settlement of Omniflight’s outstanding debt and related accrued interest and debt origination costs at the date of the acquisition. Eliminate related interest expense.

(b)
Record the issuance of $200 million term loan under the Company’s Amended and Restated Revolving Credit, Term Loan and Security Agreement to finance the acquisition. Record related loan origination fees and interest expense. The Amended Credit Facility is secured by substantially all of the Company’s accounts receivable, inventory, equipment and general intangibles and bears interest at a variable interest rate, estimated to be 2.4% for all periods presented.

Air Methods Corporation and Subsidiaries
Notes to Pro Forma Combined Financial Statements, continued
(unaudited)

(3)	Pro Forma Adjustments, continued

(c)
Reduce Omniflight's net property and equipment balance by $12.8 million to conform Omniflight's method of accounting for airframe and engine overhauls to the Company's. Omniflight had previously capitalized such expenditures, while the Company expenses amounts as incurred. The Company plans to part out certain acquired aircraft, and the net asset balance for aircraft has been adjusted by $1.9 million for differences in the resulting asset values. Fixed assets and spare parts inventory have been recorded at fair value based on aircraft bluebook values and current vendor price lists; the valuation is considered preliminary pending final inventory counts and review of airworthiness documentation. The Company also eliminated Omniflight's historical accumulated depreciation balance of $66.9 million. Related depreciation expense was adjusted based on estimated fair value and average remaining useful life of 6.5 years for owned aircraft.

(d)	Eliminate Omniflight goodwill and other intangible asset balances as of June 30, 2011, and related historical amortization expense.

(e)
Record estimated goodwill and other intangible assets and related amortization expense. Fair value and estimated useful life of other intangible assets are based on preliminary estimates and are subject to review and finalization by the Company’s management. Other intangible assets are amortized on a straight-line basis over a thirteen-year life.

(f)	Eliminate Omniflight’s preferred stock and equity balances as of June 30, 2011.

(g)	Eliminate the impact of certain transactions which occurred between the Company and Omniflight prior to acquisition, including intercompany receivable and payable balances.

(h)	Record transaction costs, net of tax effect, incurred by the Company in relation to the acquisition of Omniflight.

(i)	Eliminate certain assets and liabilities retained by the sellers of Omniflight and not included in the acquisition in accordance with the merger agreement.

(j)	Eliminate management fees due to the sellers accrued by Omniflight prior to the acquisition.

(k)
Adjust capital lease obligations to fair value based on estimated current market interest rates. Omniflight classified all capital lease obligations as short-term as of June 30, 2011, because of certain default provisions contained in other debt agreements which did not allow for capital leases. Because all of these debt agreements were paid or settled at the acquisition date, the capital lease obligations are classified as short-term and long-term in accordance with scheduled payment terms in the accompanying pro forma presentation.

(l)
Record estimated income tax provision using a 39% effective corporate tax rate.  Since the acquisition was accounted for as a stock acquisition, deferred tax assets and liabilities were adjusted to reflect the pro forma changes in net book value. The valuation allowance previously recorded by Omniflight was also reversed since the Company expects to benefit from the use of all deferred tax assets.